SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

     Filed by the registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14(a)-12


                          Northwest Natural Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


     Payment of Fling Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applied:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[LOGO] NW NATURAL
220 N.W. SECOND AVENUE
PORTLAND, OR 97209


                                         April 18, 2003


To the Shareholders of Northwest Natural Gas Company:

We cordially invite you to attend the 2003 Annual Meeting of Shareholders of Northwest Natural Gas Company (the Company), which will be held in the Grand Ballroom of the Hilton Portland, 921 SW 6th Avenue, Portland, Oregon, on Thursday, May 22, 2003, commencing at 2:00 p.m., Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to join us.

At the meeting you will be asked to consider and vote upon the election of seven directors. Your Board of Directors unanimously recommends that you vote FOR the directors nominated in Proposal 1.

In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company's activities and operating performance is contained in our 2002 Annual Report, which is also enclosed.

Whether or not you plan to attend, please vote your shares in one of three ways: via Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you elect to vote by mail, please sign, date and return the proxy card in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the proxy statement.

                                       Sincerely,


                                       Richard G. Reiten
                                       Chairman of the Board

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211


                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

                                                Portland, Oregon, April 18, 2003

To the Shareholders:

     The 2003 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in the Grand Ballroom, Hilton Portland, 921 SW 6th Avenue, Portland, Oregon, on Thursday, May 22, 2003, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

(1) to elect four Class I directors to a term of three years; to elect one Class II director to a term of one year; and to elect two Class III directors to a term of two years; and

(2) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on April 3, 2003 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

     The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the relevant fiduciary under the Company's Dividend Reinvestment and Stock Purchase Plan, its Retirement K Savings Plan or its Employee Stock Purchase Plan to vote any shares held for shareholders' benefit under those Plans, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

     YOUR VOTE IS VERY IMPORTANT TO US.

     WE URGE YOU TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD, OR BY GRANTING A PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AS SOON AS POSSIBLE. YOUR PROMPT VOTE WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                       By Order of the Board of Directors,


                                       Secretary

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211

                       2003 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2003

                                 PROXY STATEMENT

     The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in the Grand Ballroom, Hilton Portland, 921 SW 6th Avenue, Portland, Oregon, on Thursday, May 22, 2003, at 2:00 p.m., Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly. Alternatively, you may grant your proxy by telephone or the Internet.

     The Company's Annual Report for the fiscal year ended December 31, 2002, including audited financial statements, has been mailed to all shareholders. This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 18, 2003.

     The close of business on April 3, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

VOTING BY PROXY AND HOW TO REVOKE YOUR PROXY

     You may vote your shares either in person or by duly authorized proxy. You may use the proxy card accompanying this proxy statement if you are unable to attend the meeting in person or you wish to have your shares voted by proxy even if you do attend the meeting. If you are a registered shareholder, you may vote by telephone, Internet or mail, or you may vote your shares in person at the meeting. To vote:

          BY TELEPHONE (DO NOT RETURN YOUR PROXY CARD)

          o On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 21, 2003.

          o    Enter your control number indicated on your proxy card.

          o    Follow the simple recorded instructions.

          BY INTERNET (DO NOT RETURN YOUR PROXY CARD)

          o Go to the Web site indicated on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 21, 2003.

          o    Enter your control number indicated on your proxy card.

          o    Follow the simple instructions.

          BY MAIL

          o Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted "FOR" Proposal 1, as recommended by the Company's Board of Directors.

          o    Date and sign your proxy card.

          o Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Gas Company, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, Attention: Shareholder Services.

     You may revoke your proxy at any time before the proxy is exercised (1) by delivering a written notice of revocation, (2) by filing with the corporate secretary a subsequently dated, properly executed proxy, (3) by voting after the date of the proxy by telephone or Internet, or (4) by attending the meeting and voting in person. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to:

               Northwest Natural Gas Company
               220 NW Second Ave.
               Portland, OR  97209
               Attention:  Corporate Secretary

     If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the instruction form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy.

     If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING SECURITIES OF THE COMPANY

     The 25,637,624 shares of Common Stock outstanding on March 14, 2003 were held by 9,959 shareholders residing in 50 states, the District of Columbia and a number of foreign countries.

     Each holder of Common Stock of record at the close of business on April 3, 2003 will be entitled to one vote for each share of Common Stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.

     A majority of the shares of Common Stock outstanding at the close of business on April 3, 2003 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

     The holders of Preferred Stock do not participate in the election of directors unless Preferred dividends are in arrears (none are in arrears).

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES HELD, TO SIGN AND RETURN YOUR PROXY. ALTERNATIVELY, YOU MAY GRANT YOUR PROXY BY TELEPHONE OR THE INTERNET AS DESCRIBED ABOVE.

PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than 13 directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at 13. However, the number of directors will be reduced to 11 upon the retirement, at the opening of this year's Annual Meeting, of Messrs. Thomas E. Dewey, Jr. and Wayne D. Kuni, who have each reached the mandatory retirement age for Board service. Messrs. Dewey and Kuni have served as directors since 1986 and 1980, respectively. In addition, Mr. Dwight A. Sangrey, who has served as a director since 1992, will not stand for re-election to the Board. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible.

     Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of Class I directors expires with this year's Annual Meeting. Messrs. Randall C. Pape, Richard L. Woolworth, Timothy P. Boyle and Mark S. Dodson are nominees for election to the Board as Class I directors to serve until the 2006 Annual

Meeting or until their successors have been duly elected and qualified. Mr. Pape was elected by the shareholders at the 2000 Annual Meeting and Mr. Woolworth was elected by the shareholders at the 2001 Annual Meeting. Mr. Dodson was appointed to the Board of Directors as a Class I director in September 2002, effective January 1, 2003, with a term expiring at the 2003 Annual Meeting. Mr. Boyle is nominated for his initial term on the Board. Although Mr. Robert L. Ridgley's term as a Class I director expires with this year's Annual Meeting, he has been nominated for election as a Class II director to serve until the 2004 Annual Meeting or until his successor has been duly elected and qualified. Mr. Ridgley's nomination as a Class II director is recommended so that his term will expire concurrently with his reaching the mandatory retirement age for Board service. Messrs. John D. Carter and C. Scott Gibson were appointed to the Board of Directors as Class III directors in July 2002, with terms expiring at the 2003 Annual Meeting, to fill vacancies and each is a nominee for election to the Board as a Class III director to serve until the 2005 Annual Meeting or until his successor has been duly elected and qualified. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

VOTE REQUIRED

     Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the seven nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for directors.


  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES LISTED BELOW.

            INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

                                     CLASS I

                       (FOR A THREE-YEAR TERM ENDING 2006)

[Picture]      TIMOTHY P. BOYLE
[omitted]
               President and Chief Executive Officer of Columbia
                 Sportswear Company, Portland, Oregon
               Age: 53
               Director since: Nominated 2003
               Board Committees: None

     Since 1989, Mr. Boyle has served as President and Chief Executive Officer of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He began working with the Columbia Sportswear Company in 1970. Mr. Boyle is a board member for Pacific Crest Outward Bound School and Jesuit High School. He is also a member of the Board of Directors of Widmer Brothers Brewing and the University of Oregon Foundation Board and is a trustee of Reed College and a past member of the Young Presidents' Organization. He earned a Bachelor of Science degree in Journalism from the University of Oregon.

[Picture]      MARK S. DODSON
[omitted]
               President and Chief Executive Officer of the Company,
                 Portland, Oregon
               Age: 58
               Director since: 2003
               Board Committees: None

     Mr. Dodson became Chief Executive Officer of the Company on January 1, 2003, where he previously served as President, Chief Operating Officer and General Counsel since 2001. He joined the Company in 1997 as Senior Vice President of Public Affairs and General Counsel, following a 17-year career with the Portland law firm Ater Wynne Hewitt Dodson & Skerritt. Mr. Dodson serves on the executive committees of the Portland Business Alliance and Associated Oregon Industries and is a member of the Board of Directors of the Oregon Business Council. He also has worked on affordable housing issues as a board member and chairman of the Neighborhood Partnership Fund. Mr. Dodson has provided advice and counsel to government and elected officials, including service on transition committees for three Oregon governors. In 1979, he worked in the General Counsel's office of the United States Department of Transportation and later served as special counsel to the Federal Aviation Administrator in Washington, D.C. Mr. Dodson served as an appointee to the State Board of Higher Education from 1987-1994 as a board member and president. He currently serves as a Trustee of Linfield College and as a member of the Board of Directors of Waseda University USA. He recently headed the Governor's Task Force on Scholarship and Student Aid. He earned an undergraduate degree from Harvard University and a law degree from Boalt College of Law at the University of California, Berkeley, in 1973.

[Picture]      RANDALL C. PAPE
[omitted]
               President and Chief Executive Officer, The Pape Group, Inc.,
                 Eugene, Oregon
               Age: 52
               Director since: 1996
               Board Committees: Governance, Finance (Chair), Organization
                 and Executive Compensation

     Since 1981, Mr. Pape has served as President, Chief Executive Officer and a director of The Pape Group, Inc., a holding company for Pape Machinery, Inc., Pape Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Ditch Witch Northwest, Industrial Finance Co. and Pape Properties, Inc. He also is President, CEO and a director of Liberty Financial Group, a holding company for LibertyBank, and its subsidiary, Commercial Equipment Lease Corporation. He is an owner and director of Sanipac, Inc. and its subsidiary, Eco Sort LLC, and a partner in Pape Investment Company. Since 1996, Mr. Pape has served as a director of Obie Media Corporation and is a former director and past president of Mt. Bachelor, Inc. He serves as a Commissioner to the Oregon Department of Transportation, is a trustee and past president of the University of Oregon Foundation, and also serves on the Oregon Business Council and is a former trustee for The Nature Conservancy of Oregon. He earned a Bachelor of Science degree in Finance from the University of Oregon.

[Picture]      RICHARD L. WOOLWORTH
[omitted]
               Chairman and Chief Executive Officer, The Regence Group,
                 Portland, Oregon
               Age: 61
               Director since: 2000
               Board Committees: Governance, Finance and Public Affairs

     Mr. Woolworth has served since 1995 as Chairman and CEO of The Regence Group, the largest affiliation of Blue Cross and/or Blue Shield companies in the western United States. He is also board chairman of Regence BlueCross BlueShield of Oregon and Regence HMO Oregon, a director of the Columbia Mutual Funds, and chairman of the Oregon Business Council. He is immediate past chair of the National Blue Cross and Blue Shield Association, and past chairman of the Portland Chamber of Commerce and regional fund drives for the United Way and the Juvenile Diabetes Foundation. Mr. Woolworth is a certified public accountant and a graduate of Lewis and Clark College in Portland.

                                    CLASS II

                        (FOR A ONE-YEAR TERM ENDING 2004)

[Picture]      ROBERT L. RIDGLEY
[omitted]
               Retired Chairman of the Board of the Company, Portland, Oregon
               Age: 69
               Director since: 1984
               Board Committees: Environmental Policy, Finance and Public
                 Affairs

     Mr. Ridgley served as President and Chief Executive Officer of the Company from 1985 until 1996 when he became Chairman of the Board and CEO. He retired as CEO in 1996 and as Chairman of the Board in 1999. He is a director of Kaiser Foundation Hospitals and the Kaiser Foundation Health Plan, and is a past Chairman of the Oregon Business Council, the American Gas Association, the Pacific Coast Gas Association and the Portland Area Chamber of Commerce. Mr. Ridgley serves as an officer of the New Mexico Chapter of The Nature Conservancy, as a trustee of the Oregon Health Sciences Foundation, and chairs the Development Council for the Casey Eye Institute. He is a graduate of Cornell University and the Harvard Law School.


                                    CLASS III

                        (FOR A TWO-YEAR TERM ENDING 2005)

[Picture]      JOHN D. CARTER
[omitted]
               Principal of Goldschmidt, Imeson, Carter, Portland, Oregon
               Age: 57
               Director since: 2002
               Board Committees: Audit, Finance

     In 2002, Mr. Carter joined the consulting firm of Goldschmidt, Imeson, Carter as a principal. Prior to January 1, 2002, he was an executive vice president of Bechtel Group, Inc. From December 1998 to December 2000, Mr. Carter provided senior executive oversight of Bechtel's telecommunications, industrial, civil and information systems and technology and water businesses. From September 1997 to December 1998, he served as president of Bechtel's Europe, Africa, Middle East, Southwest Asia (EAMS) region. Previously he served as president of Bechtel's North American region and government companies, and was president of Bechtel Enterprises, Inc. from 1992-1997, as well as a director of U.S. Generating Company and other Bechtel Group and Bechtel Enterprises ventures. Mr. Carter retired as a director of Bechtel Group, Inc. and several Bechtel subsidiaries, including Bechtel Enterprises, Inc., in 2002. He served on the boards of InterGen (formerly International Generating Company) and International Water Ltd. He continues to serve as a director of London & Continental Railways Ltd. in the United Kingdom, and on an advisory board to the government of the Netherlands on privatization. Mr. Carter also chaired the Bechtel 401(K) retirement plan and Bechtel Foundation. He is a graduate of Stanford University and the Harvard Law School.

[Picture]      C. SCOTT GIBSON
[omitted]
               President, Gibson Enterprises, Portland, Oregon
               Age: 50
               Director since: 2002
               Board Committees: Environmental Policy, Public Affairs
                 and Organization and Executive Compensation

     Mr. Gibson has been President of Gibson Enterprises, a venture capital firm, since its formation in 1992. In 1983, Mr. Gibson co-founded Sequent Computer Systems and served as its President from 1988 until March 1992. Before his tenure at Sequent, Mr. Gibson served as General Manager for the Memory Components Division of Intel Corporation. Mr. Gibson serves as Chairman of the Board of Radisys Corporation, and as a director of TriQuint Semiconductor, Pixelworks and Livebridge. He also serves as a member of the Board of Trustees of the Oregon Community Foundation, the OHSU Foundation and the Oregon Health and Science University governing board. Mr. Gibson earned a Bachelor of Science degree in electrical engineering and a Masters in Business degree from the University of Illinois.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    CLASS II

                              (TERM ENDING IN 2004)

[Picture]      TOD R. HAMACHEK
[omitted]
               Chairman and Chief Executive Officer, Penwest Pharmaceuticals
                 Company
               Danbury, Connecticut
               Age: 57
               Director since: 1986
               Board Committees: Audit (Chair), Governance and Organization
                 and Executive Compensation

     Mr. Hamachek has served as Chairman and Chief Executive Officer of Penwest Pharmaceuticals Company since October 1997. Penwest, which was spun off from Penford Corporation in 1998, is engaged in the research, development and commercialization of novel drug delivery products and technologies. From 1985 until 1998, Mr. Hamachek served as President and Chief Executive Officer of Penford Corporation, a diversified producer of specialty paper, food starches and pharmaceutical ingredients. He is a director of Penwest, The Seattle Times Company and The Blethen Corporation (the majority owner of The Seattle Times Company). He is a graduate of Williams College and the Harvard Business School.

[Picture]      MELODY C. TEPPOLA
[omitted]
               Managing Partner, National Builders Hardware Company,
                 Portland, Oregon
               Age: 60
               Director since: 1987
               Board Committees: Environmental Policy, Governance and
                 Public Affairs (Chair)

     Ms. Teppola has been associated with National Builders Hardware Company, a regional and national distributor of builders hardware, woodworking machinery and decorative plumbing, since 1965, and a managing partner since 1975. Her community activities have focused on art, education and advocacy for women and children. She is a member of the Public Art Advisory Committee of the Regional Arts and Culture Council, the Advisory Board of the Port of Portland Mentor Program and the Portland Metro Leadership Council of The Oregon Community Foundation. She also serves as a director of the Bonnie Bronson Fund and the Portland Business Alliance. Ms. Teppola is a Mills College graduate.

[Picture]      RUSSELL F. TROMLEY
[omitted]
               President and Chief Executive Officer, Tromley Industrial
                 Holdings, Inc., Tualatin, Oregon
               Age: 63
               Director since: 1994
               Board Committees: Audit, Governance and Organization and
                 Executive Compensation (Chair)

     Mr. Tromley has served as President and Chief Executive Officer of Tromley Industrial Holdings, Inc., since its formation in 1990. Tromley Industrial Holdings is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investments. Mr. Tromley is a past President of the Casting Industry Suppliers Association and of the Arlington Club, and is a non-lawyer arbitrator for, and a member of the House of Delegates of, the Oregon State Bar Association. He was a founding director of The Bank of the Northwest, serves on the advisory board of Pacific Northwest Bank of Oregon, and also serves as a director emeritus of the Evans Scholars Foundation and the Western Golf Association. Mr. Tromley attended the University of Washington and the Harvard Business School.

                                    CLASS III

                               (TERM ENDING 2005)

[Picture]      RICHARD G. REITEN
[omitted]
               Chairman of the Board of the Company, Portland, Oregon
               Age: 63
               Director since: 1996
               Board Committee: None

     Mr. Reiten served as Chief Executive Officer of the Company until December 31, 2002. He joined the Company as President and Chief Operating Officer and was elected to the Board effective March 1, 1996. He was elected President and Chief Executive Officer effective January 1, 1997, was appointed to the additional position of Chairman of the Board in September 2000 and relinquished the position of President in May 2001. Prior to joining the Company, from 1992 through 1995, Mr. Reiten served as President and Chief Operating Officer of Portland General Electric Company (PGE) after serving as President of PGE's parent company, Portland General Corporation (PGC), from 1989 through 1992. He also served as a director of PGC from 1983 to 1987 and from 1990 to 1995 when he retired from PGE. He is a director of U.S. Bancorp, Building Materials Holding Corporation, The Regence Group and ESCO Corporation. He currently serves as chairman of the board of the American Gas Association, on the board of Associated Electric and Gas Insurance Services Ltd., as vice chairman of The Nature Conservancy of Oregon and on the board of the United Way. He is a past General Chairman of the United Way campaign for Portland and a past Chairman of both the Portland Metropolitan Chamber of Commerce and the Association for Portland Progress. Mr. Reiten is a graduate of the University of Washington and the executive and board of directors programs at the Stanford Business School.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     There are six standing committees of the Board: the Audit, Organization and Executive Compensation, Environmental Policy, Public Affairs, Finance and Governance Committees.

     The Audit Committee is comprised of directors Carter, Dewey, Hamachek, Kuni, Sangrey and Tromley, each of whom is an independent director as defined under current New York Stock Exchange listing standards. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal control, auditing and regulatory compliance. The Committee is also responsible for selecting and establishing the fees for the independent auditor and it reviews the corporate audit and other internal accounting control matters with the independent auditor. During 2002, the Audit Committee expanded its meeting schedule and established new procedures to ensure the integrity of the Company's financial reports and the Company's compliance with new corporate governance mandates. In February 2003, the Board amended the Committee's charter to be consistent with proposed New York Stock Exchange rules. See Appendix A. The amended charter specifies, among other things, that the Committee (i) is solely responsible for engaging and terminating the independent auditor, (ii) establishes fees paid to the independent auditor, including pre-approval of any fees for non-audit services, (iii) has the ability to retain outside advisors,
(iv) will review quarterly and annual reports of the Company, disclosure controls and procedures, internal controls, earnings press releases and analyst presentations and (v) will annually conduct a self-assessment, including a review of the independence of each of its members and make a determination as to whether a member of the Committee qualifies as a financial expert. The Committee reports regularly to the Board. The Committee held six meetings during 2002. The Chair of the Committee, Mr. Hamachek, presides at all executive sessions of the Committee.

     The Organization and Executive Compensation Committee, which is comprised of directors Gibson, Hamachek, Kuni, Pape and Tromley, each of whom is a non-employee director under applicable rules of the Securities and Exchange Commission, reviews the performance of executive officers, considers executive compensation survey data in making recommendations to the Board relating to the Company's executive compensation program and benefit plans and administers the Restated Stock Option Plan, the Long-Term Incentive Plan, the Executive Deferred Compensation Plan and the Executive Annual Incentive Plan. This Committee also makes recommendations to the Board on organization and executive succession matters. Five meetings of this Committee were held during 2002. The Chair of the Committee, Mr. Tromley, presides at all executive sessions of the Committee.

     The Environmental Policy Committee develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company's compliance with environmental regulations. The Committee is comprised of directors Sangrey, Gibson, Ridgley and Teppola. Mr. Sangrey chairs the Committee. This Committee held two meetings in 2002, including one joint meeting with the Public Affairs Committee.

     The Public Affairs Committee, established in 2002, is responsible for reviewing the Company's policies and practices relating to significant public and political issues that may have an impact on the Company's business operations, financial performance or public image. It oversees the Company's programs and policies relating to civic, charitable and community affairs, safety and health, and equal employment opportunity. The Committee makes recommendations to the Board to ensure that the Company fulfills its objectives in a manner consistent with the responsibilities of good corporate citizenship. The Committee is comprised of directors Gibson, Ridgley, Sangrey, Teppola and Woolworth. Ms. Teppola chairs the Committee. This Committee held two meetings in 2002, including one joint meeting with the Environmental Policy Committee.

     The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to the Company's financing programs, financial policy matters and material regulatory issues. The Committee consists of directors Carter, Dewey, Pape, Ridgley and Woolworth. Mr. Pape chairs the Committee. The Committee held three meetings in 2002.

     The Governance Committee, formerly known as the Executive Committee, is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of the Company, except as otherwise may be provided by law. The Committee establishes criteria for Board and committee membership, establishes policies that govern the Board's activities including meeting structure and content, and evaluates Board and individual director performance. It also reviews annually the performance of the CEO and considers any questions of possible conflicts of interest of Board members and senior executives. This Committee, which is comprised of directors Hamachek, Kuni, Pape, Teppola, Tromley and Woolworth, held six meetings in 2002. The Chair of the Committee, Mr. Kuni, presides at all executive sessions of the Committee.

     The Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. Shareholders' suggestions for director-nominees may be submitted to the Secretary of the Company for consideration by the Governance Committee. The Company's Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Secretary of the Company on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

     In 2002, the Board eliminated the Retirement Committee and the Pension Committee as standing committees of the Board. An internal committee of the Company assumed the responsibilities of these committees. Also in 2002, the Board eliminated the position of Lead Director whose primary responsibilities included consulting with the Chief Executive Officer on Board organization matters, including the selection of committee members and chairs and coordinating the periodic evaluation by outside directors of the Board's performance. The Chair of the Governance Committee has assumed these responsibilities.

     Directors who are not employees of the Company receive an annual cash retainer of $10,000, an annual stock retainer of $20,000 (see "Non-Employee Directors Stock Compensation Plan," below), a fee of $1,000 for each Board meeting attended and a fee of $800 for each Committee meeting attended. In addition, a $3,000 annual retainer is paid to each Committee chair.

     During 2002, there were six meetings of the Company's Board. Except Mr. Gibson, no director attended fewer than 75 percent of the total meetings of the Company's Board or committees on which he or she served. Mr. Gibson, who joined the Board in July, was unable to attend the Environmental Policy, Organization and Executive Compensation and Public Affairs Committee meetings held in September due to other business commitments made prior to becoming a director.

NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

     Non-employee directors of the Company are awarded approximately $100,000 worth of the Company's Common Stock upon joining the Board pursuant to the Company's Non-Employee Directors Stock Compensation Plan. These initial awards vest in monthly installments over the five calendar years following the award. On January 1 of each year thereafter, non-employee directors are awarded an additional $20,000 of Common Stock which vests in monthly installments in the fifth year following the award (after the previous award has fully vested). All awards vest immediately upon a change in control of the Company. Unvested shares are forfeited if the recipient ceases to be a director. The shares awarded are purchased in the open market by the Company at the time of award. Directors may elect to defer unvested shares into their stock accounts under the Directors Deferred Compensation Plan. Certificates representing a director's vested shares are not delivered to the director until after the director leaves the Board.

DIRECTORS DEFERRED COMPENSATION PLAN

     Directors may elect to defer the receipt of all or a part of their directors' fees under the Company's Directors Deferred Compensation Plan. At the director's election, deferred amounts may be credited to either a "cash account" or a Company "stock account." If deferred amounts are credited to stock accounts, such accounts are credited with a number of shares based on the purchase price of the Common Stock on the next purchase date under the Company's Dividend Reinvestment and Stock Purchase Plan, and such accounts are credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody's Average Corporate Bond Yield plus two percentage points. The crediting rate is subject to a six percent minimum rate. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

     The Company's obligations under the Plan are unfunded and benefits will be paid either from the general funds of the Company or from the Umbrella Trust for Directors which has been established for this Plan. With respect to the cash accounts, the Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of cash benefits from the Plan. This insurance is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, insurance policy proceeds paid to the Company will be at least equal to all the premium payments and cash benefits paid under the Plan. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions. In addition, the Company has contributed cash and Common Stock to the trustee of the Umbrella Trust such that the Umbrella Trust holds the number of shares of Common Stock equal to the number of shares credited to all directors' stock accounts. Shares so held will be used to fund the Company's obligation to pay out the stock accounts.

     The Company may from time to time transfer other assets to the trustee of the Umbrella Trust to hold in trust for the benefit of Plan participants. The Company's obligations under the Plan are not limited to trust assets, and Plan participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust's assets and the trustee's fees and expenses are paid by the Company.

     Upon the occurrence of certain events, such as a change in control of the Company, termination of the Plan or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust annually the amount by which the present value of all benefits payable under the Plan exceeds the value of the trust's assets.

DIRECTORS RETIREMENT BENEFIT

     On January 1, 1998, in connection with the termination of a prior retirement benefit for directors and in lieu of that benefit, the Company credited a number of shares of Company Common Stock to a stock account under the Directors Deferred Compensation Plan for each then current director. If such a director retires from the Board at age 70 or older with 10 or more years of service as a director or if the director earlier dies or becomes disabled or if there is an earlier change in control of the Company, the Company is obligated to deliver to the director (or to his or her beneficiary) the number of shares credited to the account, plus an additional number of shares based on reinvested dividends credited to the account over time. Concurrently with the creation of the stock accounts, the Company contributed to the Umbrella Trust for Directors a number of shares of the Company's Common Stock equal to the number of shares credited to directors' accounts. Such stock is held in the Umbrella Trust and will be used to fund the Company's obligation to pay out the stock accounts. The number of shares of Common Stock in the retirement benefit stock account of each such director at December 31, 2002 was: Thomas E. Dewey, 1,975; Tod R. Hamachek, 758; Wayne D. Kuni, 2,316; Randall C. Pape, 572; Richard G. Reiten, 1,255; Robert L. Ridgley, 1,827; Dwight A. Sangrey, 1,166; Melody C. Teppola, 938; and Russell F. Tromley, 1,166.

CORPORATE GOVERNANCE STANDARDS

     The Board of Directors has adopted corporate governance standards that are intended to provide the Company and its Board of Directors with policies and procedures designed to ensure that business is conducted to serve stakeholders with the highest level of integrity. These corporate governance standards are reviewed periodically by the Governance Committee to determine if changes should be recommended to the Board of Directors. Among other matters, the corporate governance standards include the following:

     o The Board annually evaluates the performance of the Chief Executive Officer in meetings of non-management directors.

     o The Board conducts an annual self-evaluation. In addition, the Governance Committee periodically assesses committee effectiveness and conducts peer reviews of individual directors prior to the end of their term of office.

     o Annually the Board reviews and approves the strategic plan and one-year operating plan for the Company.

     o The Governance Committee, the Audit Committee and the Organization and Executive Compensation Committee will consist entirely of independent directors, as that term will be defined by rules to be adopted by the New York Stock Exchange. In addition, the Board will maintain a majority of such independent directors.

     o Appointments of new directors are recommended by the Governance Committee in accordance with the "Director Selection Criteria" established by the Board.

     o Committee members are recommended by the Governance Committee for appointment by the Board and committee membership is rotated from time to time.

     o The Board provides for an executive session of non-management directors at the end of each Board meeting. The chair of the Governance Committee presides at these executive sessions.

     o Directors must retire from the Board at the first annual meeting of shareholders after reaching age 70.

     o Succession planning and management development are reported at least annually by the Chief Executive Officer to the Board. The Governance Committee is responsible for submitting its recommendations to the Board of Directors with respect to Chief Executive Officer selection.

     o Directors are expected to develop, over time, a meaningful position in Company stock.

     o Incentive compensation plans link pay directly and objectively to measured financial and other goals set in advance by the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late or missed filings of those reports made by its directors and executive officers during

2002. Based solely upon a review of the copies of such reports furnished to it and written representations that no other such reports were required, the Company believes that during 2002 all directors and executive officers, other than Richard G. Reiten, Michael S. McCoy and Lea Anne Doolittle, timely filed all such required reports. Messrs. Reiten and McCoy and Ms. Doolittle each filed a late report relating, respectively, to the purchase of 596, 155 and 4 shares of Company stock in December 2002 representing matching contributions under the Executive Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2003, the Company contributed $125,000 to establish the Richard
G. Reiten Leadership Fund with the Oregon Community Foundation in honor of retiring Chief Executive Officer, Richard G. Reiten. The fund is for general charitable purposes and Mr. Reiten and his family members will advise the Oregon Community Foundation on the fund's use. Mr. Gibson, a director, is a member of the Board of Trustees of the Oregon Community Foundation and serves on the Company's Environmental Policy, Public Affairs and Organization and Executive Compensation Committees. The Board approved this transaction in December 2002.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL OWNERS

     The following table shows ownership of Common Stock of the Company on February 28, 2003 by each person who, to the knowledge of the Company, owned beneficially more than 5% of the Common Stock of the Company:

                                         AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------     --------------------     --------
     Barclays Global Investors, NA          1,339,180(1)          5.16%
     45 Fremont St.
     San Francisco, CA 94105

----------
(1) Based on information set forth on Form 13G dated February 12, 2003, filed with the Securities and Exchange Commission by Barclays Global Investors, NA. These shares are held as follows: Barclays Global Investors, NA, holds sole voting and dispositive power as to 918,588 shares and Barclays Global Fund Advisors holds sole voting and dispositive power as to 420,592 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of February 28, 2003 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 16 and all directors and executive officers as a group.

                                                            PERCENT OF OUTSTANDING
NAME OF BENEFICIAL OWNER            NUMBER OF SHARES(1)          COMMON STOCK
------------------------            -----------------       ----------------------
Timothy P. Boyle                             0                        *
John D. Carter                           9,344   (2)                  *
C. Scott Gibson                          3,715   (3)                  *
Bruce R. DeBolt                         42,816   (4)                  *
Mark S. Dodson                          30,665   (5)                  *
Lea Anne Doolittle                       7,278   (6)                  *
Tod R. Hamachek                         16,670   (7)                  *
Michael S. McCoy                        47,986   (8)                  *
Randall C. Pape                         14,332   (9)                  *
Richard G. Reiten                      125,706  (10)                  *
Robert L. Ridgley                       22,917  (11)                  *
Melody C. Teppola                       10,797  (12)                  *
Russell F. Tromley                      12,299  (13)                  *
Richard L. Woolworth                     7,711  (14)                  *
All directors and officers as          398,355  (15)                 1.5
a group (19 in number)

----------

* The total for each individual is less than 1.0 percent.

(1) Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

(2) Includes 3,355 shares subject to forfeiture under the Non-Employee Directors Stock Compensation Plan (NEDSCP), of which 573 shares are included in 1,493 shares credited to a stock account under the Directors Deferred Compensation Plan (DDCP).

(3) Includes 3,355 shares subject to forfeiture under the NEDSCP, of which 573 shares are included in 933 shares credited to a stock account under the DDCP.

(4) Includes 11,758 shares held jointly with his wife, 23,191 shares which Mr. DeBolt has the right to acquire within 60 days through the exercise of options under the Restated Stock Option Plan (Restated SOP), 4,500 shares of restricted stock which will vest over the period 2005 through 2007 and 250 shares held indirectly under the Retirement K Savings Plan (RKSP).

(5) Includes 14,573 shares which Mr. Dodson has the right to acquire within 60 days through the exercise of options under the Restated SOP and 166 shares held indirectly under the RKSP.

(6) Includes 182 shares credited to a stock account under the Executive Deferred Compensation Plan (EDCP), 147 shares held indirectly under the RKSP and 6,700 shares which Ms. Doolittle has the right to acquire within 60 days through the exercise of options under the Restated SOP.

(7) Includes 3,543 shares subject to forfeiture under the NEDSCP, of which 589 shares are included in 10,092 shares credited to a stock account under the DDCP.

(8) Consists of 1,000 shares credited to a stock account under the EDCP, 12,235 shares held indirectly by Mr. McCoy under the RKSP, 10,350 shares held jointly with his wife and 24,400 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the Restated SOP.

(9) Includes 3,542 shares subject to forfeiture under the NEDSCP and 6,887 shares credited to a stock account under the DDCP.

(10) Includes 19,554 shares held indirectly by Mr. Reiten under the RKSP, 84,200 shares which Mr. Reiten has the right to acquire within 60 days through the exercise of options under the Restated SOP and 8,667 shares credited to stock accounts under the DDCP and the EDCP.

(11) Includes 1,488 shares subject to forfeiture under the NEDSCP, of which 1,096 shares are included in 5,666 shares credited to a stock account under the DDCP.

(12) Includes 3,543 shares subject to forfeiture under the NEDSCP, of which 589 shares are included in 3,834 shares credited to a stock account under the DDCP, and 2,472 shares held in trust.

(13) Includes 3,543 shares subject to forfeiture under the NEDSCP, of which 589 shares are included in 4,065 shares credited to a stock account under the DDCP, 24 shares held by Mr. Tromley's wife in an Individual Retirement Account and 4 shares held directly by Mr. Tromley's wife.

(14) Includes 3,560 shares subject to forfeiture under the NEDSCP, of which 638 shares are included in 4,541 shares credited to a stock account under the DDCP.

(15) Includes 46,112 shares, of which 8,666 shares are held jointly with spouse or other relative, 461 shares are held as custodian for minor children, 6,083 shares are held indirectly under the RKSP and 28,200 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the Restated SOP.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 2002, 2001, and 2000, of those persons who were, during 2002 and at December 31, 2002
(i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Executive Officers):

                                                  SUMMARY COMPENSATION TABLE


                                                  ANNUAL                          LONG-TERM COMPENSATION
                                               COMPENSATION
                                   -------------------------------------    -----------------------------------
        NAME AND                                               OTHER                            SECURITIES
       PRINCIPAL                                               ANNUAL          RESTRICTED       UNDERLYING       ALL OTHER
        POSITION           YEAR      SALARY       BONUS    COMPENSATION(1)    STOCK AWARD(2)     OPTIONS       COMPENSATION(3)
--------------------------------------------------------------------------------------------------------------------------------
Richard G. Reiten(4)        2002     $475,000    $250,000   $      0          $      0             20,000        $57,631
Chairman and Chief          2001      446,668     250,000      5,538                 0                  0         53,625
   Executive Officer        2000      426,174     236,500      2,520                 0             15,000         12,533

Mark S. Dodson(5)           2002      252,409      85,600        720                 0             12,500         10,447
President, Chief            2001      222,745     106,700          0                 0                  0         13,136
  Operating Officer         2000      188,340      72,100          0                 0              7,500          5,106
  and General
  Counsel

Michael S. McCoy            2002      231,500      68,400        894                 0             13,000         23,651
Executive Vice              2001      222,501      87,800        322                 0                  0         22,145
  President                 2000      212,540      79,000          0                 0              7,500          5,625

Bruce R. DeBolt             2002      228,665      66,900        321                 0              8,000         32,615
Senior Vice                 2001      222,501      83,400          0           108,305                  0         31,141
  President and             2000      213,838      79,900          0                 0              7,500          5,803
  Chief Financial
  Officer

Lea Anne Doolittle          2002      151,000      31,400          0                 0              5,000          6,473
Vice President              2001      145,000      40,800          0                 0                  0          5,432
  (became an officer        2000       24,410           0          0                 0              5,000         27,200
  on 10/30/00)

(1) All amounts shown for the Named Executive Officers represent the employee portion of the Medicare Hospital Insurance Tax liability paid by the Company on the present value increase in those years of their benefits under the Executive Supplemental Retirement Income Plan, together with an additional payment relating to income tax payable by such officers in respect of the payments made by the Company.

(2) The aggregate number of shares of restricted stock at December 31, 2002 was 4,500 shares with a market value of $121,770. Dividends are paid on all shares of restricted stock.

(3) Amounts for the year 2002 include Company matching amounts contributed or accrued for the year 2002 for the Named Executive Officers under the Company's Executive Deferred Compensation Plan ($16,250 for Mr. Reiten, $0 for Mr. Dodson, $9,579 for Mr. McCoy, $3,947 for Mr. DeBolt and $517 for Ms. Doolittle) and its Retirement K Savings Plan ($5,500 each for Messrs. Reiten, Dodson and DeBolt, $0 for Mr. McCoy and $5,317 for Ms. Doolittle). Amounts for 2002 also include above-market interest credited to the Executive Deferred Compensation Plan accounts of the Named Executive Officers ($35,881 for Mr. Reiten, $4,947 for Mr. Dodson, $14,072 for Mr. McCoy, $23,168 for Mr. DeBolt, and $639 for Ms. Doolittle).

(4)  Mr. Reiten retired as Chief Executive Officer on December 31, 2002.

(5) Mr. Dodson became President and Chief Executive Officer on January 1, 2003 and relinquished his title as Chief Operating Officer and General Counsel on December 31, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options awarded to the Named Executive Officers listed in the Summary Compensation Table in 2002:

                                            INDIVIDUAL GRANTS
                        ----------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE VALUE
                        NUMBER OF       PERCENT OF                                     AT ASSUMED ANNUAL RATES
                        SECURITIES    TOTAL OPTIONS                                  OF STOCK PRICE APPRECIATION
                        UNDERLYING      GRANTED TO      EXERCISE OR                        FOR OPTION TERM(3)
                         OPTIONS        EMPLOYEES       BASE PRICE     EXPIRATION    ---------------------------
       NAME             GRANTED(1)   IN FISCAL YEAR(2)     ($/SH)         DATE         5 Percent    10 Percent
--------------------    ----------   -----------------  -----------   -------------    ---------    ----------
Richard G. Reiten          20,000          12.2%          $26.30      March 5, 2012    $330,800      $838,400

Mark S. Dodson             12,500           7.6%          $26.30      March 5, 2012     206,750       524,000

Michael S. McCoy           13,000           7.9%          $26.30      March 5, 2012     215,020       544,960

Bruce R. DeBolt             8,000           4.9%          $26.30      March 5, 2012     132,320       335,360

Lea Anne Doolittle          5,000           3.1%          $26.30      March 5, 2012      82,700       209,600

(1) Approximately one-third of the options became exercisable on February 27, 2003, one-third will become exercisable on January 1, 2004 and the remainder on January 1, 2005.

(2) The indicated percentages represent the options to purchase the Company's Common Stock granted to each Named Executive Officer expressed as a percentage of the aggregate number of options to purchase the Company's Common Stock granted to employees of the Company in 2002.

(3) The 5 and 10 percent growth rates for the period ending March 5, 2012, which were determined in accordance with the rules of the Securities and Exchange Commission, illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company's Common Stock. Because the exercise price for options equals the market price of the Company's Common Stock on the date of grant, no gain to the Named Executive Officers is possible without an increase in the stock price. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any Named Executive Officer will depend on the market price of the Company's Common Stock on the date of exercise.

                    LONG-TERM INCENTIVE PLAN - AWARDS IN 2002

     The following table provides information on performance-based Long-Term Incentive Plan awards granted to the Named Executive Officers listed in the Summary Compensation Table in 2002.

                                          LONG-TERM INCENTIVE PLAN(1)
                            ------------------------------------------------------
                                                      NUMBER OF SHARES
                            PERFORMANCE    ---------------------------------------
     NAME                     PERIOD       AWARD    THRESHOLD    TARGET    MAXIMUM
     ----                   -----------    -----    ---------    ------    -------
Richard G. Reiten            2002-2004     8,000      1,600       8,000     16,000

Mark S. Dodson               2002-2004     5,000      1,000       5,000     10,000

Michael S. McCoy             2002-2004     4,000        800       4,000      8,000

Bruce R. DeBolt              2002-2004     4,000        800       4,000      8,000

Lea Anne Doolittle           2002-2004     2,000        400       2,000      4,000

(1) Each executive officer received an award based on a three year performance period (2002-2004). The Organization and Executive Compensation Committee established a series of performance targets based on the Company's average annual return on equity (ROE) for the performance period corresponding to award opportunities ranging from 0% to 200% of the target awards. No awards are payable unless the threshold annual average ROE level of 10 1/4 % is achieved during the award period. The maximum awards are payable only upon the achievement of an average annual ROE of 12 1/4%. A participant generally must be employed by the Company at the end of the performance period to receive an award payout, although pro-rated awards will be paid if employment terminates earlier on account of death, disability or retirement, or for other reasons within six months of the end of the performance period. Awards will be paid in Common Stock as soon as practicable after the end of the performance period. Participants will also receive dividend equivalent cash payments equal to the number of shares of Common Stock received on the award payout multiplied by the aggregate cash dividends paid per share by the Company during the performance period. Upon a change in control of the Company (as defined in the plan), all outstanding awards will be paid at the target award level.


         AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     Shown below is information with respect to options to purchase shares of the Company's Common Stock exercised in 2002 and unexercised options granted under the Restated Stock Option Plan to the Named Executive Officers and held by them at December 31, 2002.

                                                       NO. OF SECURITIES
                                                     UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                        NO. OF                            OPTIONS AT                   IN-THE-MONEY OPTIONS
                        SHARES                         DECEMBER 31, 2002               AT DECEMBER 31, 2002
                      ACQUIRED ON     VALUE            -----------------               --------------------
NAME                   EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE(1)    EXERCISABLE(2) UNEXERCISABLE(1,2)
-------------------   -----------    --------    -----------  -------------       -----------    -------------
Richard G. Reiten            0       $     0        72,500        25,000            $390,450        $49,250

Mark S. Dodson           1,127        10,774         8,873        15,000              26,375         26,525

Michael S. McCoy             0             0        17,500        15,500              80,100         26,905

Bruce R. DeBolt              0             0        17,991        10,500              81,602         23,105

Lea Anne Doolittle           0             0         3,400         6,600              14,229         10,496

(1) Unexercisable options are those options that have not vested. Of the options shown, a portion became exercisable on January 1, 2003 and the remainder will become exercisable over the period from February 27, 2003 to January 1, 2005.

(2) Represents the difference between the option exercise prices for in-the-money options and the closing price of $27.06 for the Company's Common Stock as quoted on the New York Stock Exchange on December 31, 2002 times the number of options. Options granted to Named Executive Officers in 1998 were not in-the-money at year-end 2002.

                                  PENSION PLANS

     The following table shows the estimated annual retirement benefit payable upon retirement at age 65 as a straight life annuity (net of Social Security offset) to the Company's executive officers under the Company's defined benefit plans: the qualified Retirement Plan for Non-Bargaining Unit Employees, the non-qualified Executive Deferred Compensation Plan supplemental benefit and the non-qualified Executive Supplemental Retirement Income Plan (ESRIP). Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.

                               PENSION PLAN TABLE

  COMPENSATION                             YEARS OF SERVICE
----------------    ----------------------------------------------------------
                        10              15              20          25 or more
                        --              --              --          ----------
   $ 150,000        $ 44,300        $ 76,800        $ 80,600        $ 84,300
     200,000          65,900         109,300         114,300         119,300
     250,000          87,600         141,800         148,100         154,300
     300,000         109,200         174,300         181,800         189,300
     350,000         130,900         206,800         215,600         224,300
     400,000         152,500         239,300         249,300         259,300
     450,000         174,200         271,800         283,100         294,300
     500,000         195,800         304,300         316,800         329,300
     550,000         217,500         336,800         350,600         364,300
     600,000         239,100         369,300         384,300         399,300
     650,000         260,800         401,800         418,100         434,300
     700,000         282,400         434,300         451,800         469,300
     750,000         304,100         466,800         485,600         504,300
     800,000         325,700         499,300         519,300         539,300
     850,000         347,400         531,800         553,100         574,300
     900,000         369,000         564,300         586,800         609,300

     For purposes of the ESRIP, "compensation" consists of the average of the annual salary and Executive Annual Incentive Plan bonus awarded to a plan participant by the Company for the highest three compensation years in the last 10 years prior to retirement.

     The credited years of service under the ESRIP for Messrs. Reiten, Dodson, McCoy, DeBolt, and Ms. Doolittle are 15 years, 5 years, 33 years, 23 years and 2 years, respectively. For purposes of the ESRIP, Mr. Reiten was granted an additional 8 years of past service credit which are included in years of service shown. See "Employment Agreements," below. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will receive three additional years of service credit for ESRIP purposes. See "Executive Severance Agreements," below.

     ESRIP benefits are 50% vested after five years of service and become vested for an additional 10% for each additional year of service until fully vested after 10 years of service. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will be fully vested regardless of years of service.

EXECUTIVE SEVERANCE AGREEMENTS

     The Board of Directors has approved the Company's entry into severance agreements with each executive officer of the Company, including all of the Named Executive Officers. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company, of an amount equal to two or three times the sum of the employee's annual salary and average bonus for the last three years, and also provide for the three-year continuation of life and health insurance benefits. In addition, if any payments to the employee are subject to the excise tax on "parachute payments," the Company will make an additional payment to the employee such that the employee will receive net benefits as if no excise tax were payable. If such additional payments are required, the Company will not be able to deduct such additional payments for federal income tax purposes and also will be denied such a deduction for some or all of the other payments made pursuant to the agreement and its other plans and policies. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All but one of the executive officers have executed the severance agreements.

EMPLOYMENT AGREEMENTS

     On November 2, 1995, the Company entered into an employment agreement with Mr. Reiten for a term that extended through February 28, 2003. Under this agreement, the Company recognized eight years of past service for purposes of the ESRIP. Accordingly, Mr. Reiten is treated under the ESRIP as if he had commenced employment with the Company on February 28, 1988 and was vested and began receiving retirement benefits at 65% of final annual compensation upon his retirement on March 1, 2003. On September 26, 2002, the Board approved an arrangement for Mr. Reiten whereby he will serve as non-employee Chairman of the Board for two years following his retirement. According to the terms of the arrangement, Mr. Reiten will be paid a monthly fee of $5,000 per month through February 2004 and thereafter a reduced monthly fee of $2,500 per month through February 2005. In addition, he will be entitled to standard Board-approved cash and stock retainers and meeting fees, as well as office space, secretarial support and a Company vehicle or vehicle allowance.

     On July 2, 1997, the Company entered into an employment agreement with Mr. Dodson for a term extending until December 31, 2002, with an option for Mr. Dodson to renew for an additional term through December 31, 2007. Effective January 1, 2003, the agreement was extended to December 31, 2007 and modified to reflect his appointment as President and Chief Executive Officer. Under these agreements, the Company modified the service requirements applicable to Mr. Dodson for purposes of the ESRIP. Accordingly, Mr. Dodson became vested and eligible under the ESRIP for supplemental retirement benefits at 32.5% of final annual compensation upon retirement on or after December 31, 2002, and will be vested and eligible under the ESRIP for supplemental benefits at 65% of final annual compensation upon retirement on or after December 31, 2007. The agreement also provides that Mr. Dodson will be vested and eligible under the ESRIP for supplemental retirement benefits at 65% of final annual compensation with no reduction in benefits based on early retirement if he (a) becomes disabled, (b) dies after December 31, 2002, (c) is terminated other than for cause, or (d) becomes entitled to severance benefits under his executive severance agreement in connection with a change in control of the Company.

         REPORT OF THE ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE
                                       ON
                        EXECUTIVE MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's executive compensation program is administered by the Organization and Executive Compensation Committee of the Board of Directors (the Committee) which is comprised of directors Gibson, Hamachek, Kuni, Pape and Tromley, each of whom is a non-employee director under applicable rules of the Securities and Exchange Commission. The program is designed to attract, motivate and retain talented executives critical to the achievement of the Company's long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

o Tying a portion of each executive's total compensation opportunity to the achievement of previously-established annual and long-term performance goals.

o Aligning executives' long-term interests with those of the Company's shareholders by encouraging ownership of the Company's Common Stock.

o Providing total compensation, including base salary and incentive compensation, which is competitive with that of other energy service and industrial companies of comparable size and circumstances.

     The Committee took action in 2002 to revise the Committee charter and develop a self-assessment form to ensure compliance with the Sarbanes-Oxley Act and New York Stock Exchange requirements.

EXECUTIVE COMPENSATION COMPONENTS

     There are three primary components of the Company's executive compensation program: annual base salary, annual incentive cash bonuses and long-term stock incentives.

BASE SALARIES

     Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on market salary analyses prepared by the Company's independent compensation consultant. These analyses include salary data for comparable executive positions of energy service and industrial companies of approximately the same size in terms of total revenues located throughout the United States. The energy services portion of the analysis includes data from the American Gas Association executive compensation survey, which includes gas distribution companies comparable to the Company.

     The Committee uses this information as a guide to establish base salaries that are competitive with those paid to executives in similar positions in comparable companies. Generally, it is the Committee's policy to target executives' base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant's analyses. Each executive's targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such executive's performance and potential, as well as changes in duties and responsibilities. Executives' salaries are reviewed by the Committee annually.

EXECUTIVE ANNUAL INCENTIVE PLAN

     The Company's Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved or exceeded, when added to base salaries, are intended to place the Company's executives' compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant's analyses.

     Participation in the Executive Annual Incentive Plan currently is limited to nine executive officers and three top managers selected by the Board. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals.

     At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals. The results are considered by the Committee in determining the amounts, if any, to be awarded.

     The amounts of these awards are based on a formula which reflects an allocation between Company and individual performance criteria. The allocation depends upon each executive's ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 20% to 50% of base salary if the prescribed Company and individual performance goals are met, or up to 30% to 75% of base salary if these goals are exceeded.

     Performance goals established for 2002 focused on strengthening the Company's financial position. These included the achievement of: (1) net income in an amount which the Committee determined would demonstrate above average performance; (2) a weighted average ranking for return on equity over a two-year period which would exceed a base level among a peer group of other gas utilities; and (3) several operating goals related to return on new residential customers, customer satisfaction improvement, market share and productivity in serving customers. In combination, these goals measured the Company's performance in terms of its overall profitability, return on new residential customers, customer satisfaction, market share, the reduction of costs and the achievement of greater efficiency. In determining the awards, the Committee used a performance matrix which accorded 50% to net income and 25% to each of the other two goals. The grant of any award for 2002 was conditioned upon the Company's 2002 net income exceeding a percentage of the target designated in advance by the Board and being sufficient to cover the payment of all dividends.

LONG-TERM INCENTIVES

     The long-term portion of the Company's executive compensation program consists of two components: stock options and performance shares. Stock options incent executives to increase the Company's Common Stock price performance, thereby aligning their interests with those of the other common shareholders.

     The Company typically makes stock option grants under the Restated Stock Option Plan every two years, rather than annually. Options on 58,500 shares of the Company's Common Stock were granted to the Named Executive Officers in 2002. When grants are made, the number of options granted is based upon a combination of the independent compensation consultant's competitive market analysis of long-term incentives, including the stock option component, and the Committee's judgment as to how many options will provide meaningful incentives to executives. In determining the number of options to be granted, the Committee takes into consideration the number of shares available for grant under the Plan, the number of options previously granted and the number of shares then owned by each Named Executive Officer in relation to a targeted objective for stock ownership by executives.

     The second component of long-term compensation is provided through a performance share program. This program consists of annual awards payable in Company stock based on the Company's financial performance over three-year performance cycles. The initial awards granted by the Committee in late 2000 included both the standard awards based on a three-year performance cycle and one-time awards based on a two-year performance cycle. Another three-year performance cycle commenced in 2002. The performance measure used to determine incentive awards for all three cycles is the Company's average return on equity during the period covered by the award in relation to pre-established targeted objectives. The return on equity performance target for the first cycle, which concluded on December 31, 2002, was not achieved due to the factors relating to 2002 financial results discussed under "CEO Compensation," below, and no awards will be paid.

CEO COMPENSATION

     Compensation paid to Richard G. Reiten for the year 2002, as Chairman and Chief Executive Officer, consisted of his base salary and an incentive bonus. Mr. Reiten's 2002 compensation reflects a 6.6% increase in his base salary effective as of March 1, 2002, which was deemed by the Committee and the Board to be appropriate to maintain the competitiveness of his base salary. His compensation also reflects a cash bonus of $250,000 under the Executive Annual Incentive Plan. The award of the bonus for 2002, which is equal to 52.6% of Mr. Reiten's 2002 base salary, was based, in part, upon the achievement of the corporate performance goals as described above under the "Executive Annual Incentive Plan" and upon the Committee's evaluation of Mr. Reiten's performance in relation to the achievement of pre-established individual performance goals. For 2002, the Company reported earnings of $1.62 a diluted share and net income applicable to common stock of $41.5 million. These 2002 results were lower than projected due to the impact of the charge associated with the attempted acquisition of Portland General Electric Company (PGE) from Enron. This transaction was not consummated due to Enron's bankruptcy and associated contingent liabilities. For 2002, the Company's return on equity of 8.73% ranked 10th among 16 comparable companies. Combined with the return on equity in 2001, the Company's weighted two-year ranking for return on equity was 11th within this group. The Committee determined that the achievements made with respect to these corporate performance goals, despite the costs associated with the PGE transaction, together with Mr. Reiten's overall accomplishments for the year, warranted the bonus awarded to Mr. Reiten for 2002. Considering the competitive market analysis of long-term incentive opportunities and the Company's 2001 performance, the Committee granted Mr. Reiten 20,000 non-statutory stock options in early 2002 and 8,000 performance shares for the three-year cycle beginning January 1, 2002.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally limits to $1 million per person the amount that the Company may deduct for compensation paid in any year to any individual who, on the last day of the taxable year, is its chief executive officer or is among its four highest compensated officers (other than the chief executive officer). Certain exceptions to this limitation apply to so-called "performance-based compensation." The Company does not expect the sum of the base salary, annual cash incentive bonus and other relevant compensation paid to any executive officer to exceed $1 million in any year. In the event that in the future the Company determines that an executive's annual compensation may approach or exceed this limitation, it will consider the use of this exception to the limitation under Code Section 162(m) as it has in the case of stock options and long-term incentive awards as described below.

     It is the Company's policy generally to grant options that meet the requirements of the Code and the regulations thereunder so that any such compensation recognized by an optionee will be fully deductible performance-based compensation. The shareholders have previously approved the Restated Stock Option Plan to comply with the performance-based compensation requirements of Code Section 162(m) so that compensation received on the exercise of options granted under this Plan would not be subject to the $1 million limitation. In 1996, the Committee determined that option grants would henceforth generally be Non-Statutory Stock Options for which the Company will receive a tax deduction upon exercise.

     The performance share long-term incentive awards granted by the Company are also generally intended to meet the "performance-based compensation" requirements of the Code and regulations so that any compensation paid under those awards will be fully deductible. However, the long-term incentive awards granted in 2002 for the 2002-2004 performance cycle did not meet the "performance-based compensation" requirements because those awards were approved by the Committee more than 90 days after the commencement of the cycle. The awards in 2002 were delayed pending resolution of matters related to the attempted acquisition of PGE.

     Respectfully submitted on February 27, 2003 by the Organization and Executive Compensation Committee of the Board of Directors:


          Russell F. Tromley, Chair          C. Scott Gibson
          Tod R. Hamachek                    Wayne D. Kuni
          Randall C. Pape

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return, assuming reinvestment of dividends, on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Index (S&P SmallCap 600) and the S&P Utilities Index for the period of five years commencing December 31, 1997 and ended December 31, 2002. In 2002, the EdwardJones Natural Gas Distribution Index, previously used by the Company in its shareholder return performance presentation, ceased to be published. The Company selected the S&P Utilities Index (the "Utilities Index") as its replacement for a published index representative of the Company's industry. The Utilities Index encompasses companies considered electric, gas or water utilities, or companies that operate as independent producers and/or distributors of power.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       BASED ON $100 INVESTED ON 12/31/97

                                [GRAPHIC OMITTED]

                         1997      1998      1999      2000      2001      2002
                         ----      ----      ----      ----      ----      ----
NW Natural             $100.00    $87.30    $77.78    $99.25   $100.44   $111.49
S&P SmallCap 600       $100.00    $98.70   $110.94   $124.03   $132.09   $112.81
S&P Utilities Index    $100.00   $114.61   $104.19   $163.58   $113.98    $79.85

                            REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the Committee) is responsible for providing independent, objective oversight of the Company's accounting functions, financial reporting and internal controls. The Committee acts under a written charter first adopted and approved by the Board on May 25, 2000, and amended as of February 27, 2003. See Appendix A. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards.

     The Committee, in accordance with its written charter, oversees the quality and integrity of the Company's accounting, auditing, and financial reporting practices. During fiscal 2002, beginning with the Quarterly Report on Form 10-Q for the period ended June 30, 2002, the Committee discussed the interim financial information in the Company's quarterly reports to the Securities and Exchange Commission (SEC) in special meetings with the Chief Executive Officer, the Chief Financial Officer, the Controller, and PricewaterhouseCoopers LLP, the Company's independent accountants, prior to filing them with the SEC. Previously, with respect to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2002, the Committee chair, as representative of the Committee, discussed the interim financial information contained in that report with the Chief Executive Officer, the Chief Financial Officer, the Controller and the independent accountants prior to its filing with the SEC.

     During 2002, the Committee expanded its meeting schedule and implemented new disclosure controls and procedures designed to ensure the continuing integrity of the Company's financial reports and the Company's compliance with new corporate governance mandates. In addition, the Committee became the sole authority for hiring, terminating and establishing remuneration for the Company's independent auditor.

     In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with the Company's management and the independent accountants. As part of its review, the Committee discussed the Company's accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in the Company's 2002 Annual Report on Form 10-K. In addition, the Committee discussed with the independent accountants those matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion as to whether the financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships and non-audit services between the independent accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In this regard, the Committee considered whether or not the provision of non-audit services by the independent accountants for the year 2002 is compatible with maintaining the independence of the firm. In September 2002, the Committee pre-approved certain ongoing non-audit related services performed by the Company's independent accountants and established a procedure for the pre-approval of any future non-audit related services performed by its auditor. The Committee determined that the ongoing non-audit services would be reviewed annually concurrently with the engagement of the auditor. On February 27, 2003, the Committee reaffirmed the established procedures and pre-approved the following non-audit services to be performed in 2003:

     o Audits of the Company's Retirement Plans, its Retirement K Savings Plan and its Cafeteria Plan (Plan No. 507) that are required under provisions of the Employee Retirement Income Security Act of 1974, as amended, and audits of the Company's transfer agent and registrar functions that are required by the New York Stock Exchange;

     o Tax compliance and other tax services, including technical tax guidance, assistance and technical support, in an amount not to exceed $25,000 in any calendar year;

     o Services related to the Company's issuance of securities, including the issuance of comfort letters and consents relating to the issuance of its Medium-Term Notes; and

     o Such other non-audit services, in an amount not to exceed $5,000 for each such service, as may be deemed necessary by management to support normal business operations.

     The Committee also discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants' independence. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's internal controls, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with both the independent accountants and the internal auditors their respective audit plans, audit scopes, and identification of audit risks.

     The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited financial statements be included in Northwest Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     Respectfully submitted on February 27, 2003 by the Audit Committee of the Board of Directors:

          Tod R. Hamachek, Chair             John D. Carter
          Thomas E. Dewey                    Wayne D. Kuni
          Dwight A. Sangrey                  Russell F. Tromley

                                  OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent certified public accountants, as independent auditors of the Company for the year 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be provided with an opportunity to make a statement and to respond to appropriate questions. For 2003 audit-related services, the Audit Committee approved remuneration of up to $140,000. In addition, $16,000 in fees were approved for guidance related to compliance with the Sarbanes-Oxley Act and certain non-audit services to be performed in 2003 were pre-approved by the Audit Committee. See "Report of Audit Committee," above.

AUDIT FEES

     PricewaterhouseCoopers' fees and expenses for the fiscal year 2002 audit and the review of Forms 10-Q totaled $148,200, of which the aggregate amount of $111,150 had been billed through December 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation during the year ended December 31, 2002.

ALL OTHER FEES

     The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than services described above under "Audit Fees," for the fiscal year ended December 31, 2002 were as follows:

     Other Audit Related            $128,711 (1)
     Tax                              15,281 (2)
     Other Non-Audit Related          67,390 (3)

     In September 2002, the Audit Committee pre-approved certain ongoing non-audit related services performed by the Company's independent auditor. See
"Report of Audit Committee," above.


(1) These fees and expenses included $40,000 for required audits of the Company's retirement plans, its Retirement K Savings Plan and its cafeteria plan, $46,701 for services related to the proposed acquisition of PGE, $10,000 for services related to corporate governance compliance and $32,010 for services related to the Company's issuances of securities, including the issuance of comfort letters and consents relating to the issuance of its Medium-Term Notes.

(2) These fees included $4,838 for tax services related to the proposed acquisition of PGE.

(3) These fees and expenses included amounts paid for merger integration advisory services related to the proposed acquisition of PGE.

                       2004 ANNUAL MEETING OF SHAREHOLDERS

     The 2004 Annual Meeting of Shareholders is scheduled to be held in Portland, Oregon on Thursday, May 27, 2004. Securities and Exchange Commission proxy rules require that any shareholder proposal to be considered for inclusion in the Company's proxy statement for the 2004 Annual Meeting of Shareholders must be received at the Company's principal executive office no later than December 19, 2003.

     The Company's bylaws require shareholders to give the Company advance notice of any proposal to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Secretary of the Company. For any shareholder proposal to be considered at the 2004 Annual Meeting of Shareholders, the shareholder's notice must be received by the Company's Secretary no later than February 23, 2004. The Securities and Exchange Commission's proxy rules allow the Company to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders which is not included in the Company's proxy statement, if the Company does not have notice of the matter before the deadline established in its bylaws. In addition, discretionary voting authority may generally also be used if the Company receives timely notice of such matter (as described above) and if, in the proxy statement, the Company describes the nature of such matter and how the Company intends to exercise its discretion to vote on such matter.

                             SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the Internet or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $2,500 plus reasonable out-of-pocket expenses. Shareholders may assist the Company in avoiding expenses in this connection by returning their proxies promptly.

     If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy, or, alternatively, grant your proxy by telephone or the Internet, so that the business of the meeting can be transacted.


                                          By Order of the Board of Directors,


Portland, Oregon                          C. J. Rue
April 18, 2003                            Secretary

                                                                      Appendix A

                          NORTHWEST NATURAL GAS COMPANY
                             Audit Committee Charter


ORGANIZATION

The Audit Committee ("Committee") and its Chairperson shall be selected by the Board of Directors ("Board"), based on recommendations of the chair of the Governance Committee and the CEO, at a meeting following the annual shareholders meeting. The Committee shall consist of at least three Directors including a Chairperson. The Committee shall include only independent Directors required by law or the listing standards of the New York Stock Exchange. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise, as the Board, in its business judgment, interprets the foregoing qualifications in accordance with applicable law. The Committee shall meet at least four times per year.

PURPOSE

The Committee shall, through regular or special meetings with management, the Director of Internal Auditing, and the Company's independent auditor, (a) provide oversight to ensure the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditors; (b) prepare the report required by law to be included in the Company's annual proxy statement; and (c) perform such other duties as the Board or the Committee Chairperson deems appropriate.

RESPONSIBILITIES

The Committee shall:

o Assist the Board with establishing procedures to ensure the integrity of the Company's financial statements.

o Have the direct and sole authority and responsibility to select, evaluate and terminate the firm of independent certified public accountants to serve as the Company's independent auditor which firm shall report directly to the Committee.

o Establish audit engagement fees payable to the independent auditor and other terms of the engagement.

o Establish policies and procedures for the Committee's pre-approval of permitted non-audit services to be provided by the independent auditor.

o Ensure that the independent auditor provides annually to the Committee a formal written statement delineating: its internal quality control procedures; any material issues raised by the most recent internal quality-control review, peer review or any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the firm and any steps taken to address such issues; and all relationships between the independent auditor and the Company.

o Have the authority to retain its own independent counsel and other advisors and determine and ensure provision for appropriate funding to compensate the independent auditors, counsel and advisors.

o Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

o Take appropriate action deemed necessary in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

o Approve the appointment and evaluation, in consultation with executive management, of the Director of Internal Auditing.

o Review the organization, staffing, scope, results, and effectiveness of the Company's internal audit function.

o Have separate direct lines of communication between itself and the independent auditor, the Director of Internal Auditing, management and, with regard to litigation and legal and regulatory compliance, the General Counsel.

o Establish hiring policies for employees or former employees of the independent auditor.

o Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable auditing or accounting practices.

o Conduct an annual performance evaluation of the Committee, including evaluation of the independence of each member and the qualifications of members as "financial experts" as defined by the Securities and Exchange Commission.

The Committee shall review:

o Annual audit plans of the Director of Internal Auditing and the independent auditor.

o The results of the internal auditor's and the independent auditor's activities, including major conclusions, findings and recommendations, and related management responses.

o Any allegations of fraudulently influencing, coercing, manipulating or misleading the independent auditor for the purpose of rendering the financial statements materially misleading.

o With the independent auditor, any audit problems or difficulties and management's response.

o The adequacy and effectiveness of the Company's internal controls, including computerized information system controls and security.

o    The adequacy of the Company's disclosure controls and procedures.

o The performance, qualifications and independence of the independent auditor on an annual basis, including communicating to the independent auditor that it is ultimately accountable to the Committee.

o The appointment and replacement not less frequently than every five years of the lead audit partner of the independent auditor.

o The Company's accounting and financial reporting practices, policies and procedures, including its critical accounting policies.

o The Company's annual audited financial statements and quarterly financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's annual and quarterly reports on Forms 10-K and 10-Q.

o Material litigation involving the Company and litigation involving officers and directors.

o An internal audit report regarding the total annual compensation of each executive officer of the Company for consistency with Board approved compensation levels and applicable law.

o    Transactions with related parties.

o Accounting, legal, tax and other developments of major significance to the Company, including any alternative treatment of information within GAAP.

o The Company's policies with respect to risk assessment and risk management as major financial risk exposures and the steps management has taken to monitor and control such exposures.

o Progress or results relating to major capital projects or contingency issues, as the Committee considers appropriate.

o    Compliance with applicable legal and regulatory requirements.

o    The Company's policies relating to delegation of management authority.

o    The continued adequacy of this Audit Committee Charter on an annual basis.

o Such other matters as required by law or as the Board or the Committee considers appropriate.

REPORTING AND OTHER REQUIREMENTS

o Prior to the filing of the Form 10-K and in addition to its assessment of the independent auditor's independence, the Committee shall review and discuss the audited financial statements with management, and discuss with the independent auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements.

o The Committee shall report to the Board, based on its reviews and discussions, whether it recommends to the Board that the most recent year's audited financial statements be included in the Company's Form 10-K to be filed with the SEC.

o The Committee shall prepare and approve the Audit Committee report to be included in the Company's proxy statement as required by the relevant regulations which shall state whether it has reviewed and discussed the audited financial statements with management; whether it has discussed with the Company's independent auditor the matters required to be discussed under relevant auditing standards; whether it has received the written disclosures and the letter from the Company's independent auditor with respect to the auditor's independence; and whether it has discussed the independent auditor's independence with the auditor.

o With regard to filings on Form 10-Q, the Committee shall review and discuss the document with management and the independent auditor prior to its filing.

o The Committee shall discuss generally earnings press releases and other financial information and earnings guidance provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentations to be made.

o The Committee shall receive periodic reports from management, the General Counsel, the Director of Internal Auditing, and the independent auditor on matters relating to accounting, financial reporting, internal control, auditing, litigation and compliance with legal business policies and regulatory requirements. The Committee shall receive these reports pursuant to a schedule that the Committee Chairperson develops in consultation with management.

o The Committee shall meet privately (without members of management present) and separately with the Director of Internal Auditing and the independent auditor periodically and, when deemed appropriate, with the Company's General Counsel.

o The Committee may cause an investigation to be made into any matter within the scope of its responsibility.

o The Committee Chairperson shall make regular reports to the Board on the Committee's activities.


As recommended by the Audit Committee and approved by the Board of Directors on and effective May 25, 2000, amended May 23, 2002 and February 27, 2003

                                  [PROXY CARD]

[LOGO] NW NATURAL             --------------------------------------------------
220 N.W. SECOND AVENUE                         VOTE BY TELEPHONE
PORTLAND, OR 97209            --------------------------------------------------
                              Have your proxy card available when you call the TOLL-FREE NUMBER 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

                              --------------------------------------------------
                                               VOTE BY INTERNET
                              --------------------------------------------------
                              Have your proxy card available when you access the website HTTP://WWW.VOTEFAST.COM. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

                              --------------------------------------------------
                                                 VOTE BY MAIL
                              --------------------------------------------------
                              Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P. O. Box 1150, Pittsburgh, PA 15230-1150.

----------------------        -----------------------       -------------------
   VOTE BY TELEPHONE             VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a        Access the WEBSITE and         Return your proxy
   Touch-Tone phone:              Cast your vote:           in the POSTAGE-PAID
    1-800-542-1160            HTTP://WWW.VOTEFAST.COM        envelope provided
----------------------        -----------------------       -------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
               YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY
                        11:59 P.M. EASTERN DAYLIGHT TIME
             ON MAY 21, 2003 TO BE COUNTED IN THE FINAL TABULATION.

          =============================================================
               YOUR CONTROL NUMBER IS:
          =============================================================

                      PROXY MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------

[LOGO] NW NATURAL                                                REVOCABLE PROXY

This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

PROPOSAL 1. Vote on Directors                              |_| FOR ALL         To withhold your vote on an individual
            Class I Nominees:   (01) Timothy P. Boyle      |_| WITHHOLD ALL    nominee, mark "FOR All Except" and
                                (02) Mark S. Dodson        |_| FOR ALL EXCEPT  write the nominee's name on the line below.
                                (03) Randall C. Pape
                                (04) Richard L. Woolworth      _____________________________________________________
            Class II Nominee:   (05) Robert L. Ridgley
            Class III Nominees: (06) John D. Carter
                                (07) C. Scott Gibson

|_| PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND
    THE ANNUAL MEETING.

                                                           _____________________________________________________________
                                                           Signature(s)

                                                           _____________________________________________________________
                                                           Signature(s)

                                                           When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owner should sign.

                                                           Date: ________________________________________________, 2003

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------

[LOGO] NW NATURAL                                                REVOCABLE PROXY

                          NORTHWEST NATURAL GAS COMPANY
                  PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark S. Dodson, Richard G. Reiten and Tod R. Hamachek and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 22, 2003, and at all adjournments thereof,
(i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all other matters which properly may be brought before such meeting or any adjournment thereof.

If shares of the Company's Common Stock are held for the account of the undersigned under the Company's Dividend Reinvestment and Stock Purchase Plan, its Retirement K Savings Plan or its Employee Stock Purchase Plan, then the undersigned hereby directs the respective fiduciary of each applicable plan to vote all shares of Northwest Natural Gas Company Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the 2003 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including but not limited to the matters set forth on the reverse side.

The Company will provide reasonable accommodation for a disability. If you need an accommodation, please contact the Company at (503) 226-4211 ext. 3411 at least 72 hours before the meeting.

   PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY
                           IN THE ENCLOSED ENVELOPE.